Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of PSB Financial, Inc. of our report dated September 22, 2025, relating to the financial statements of Pioneer Federal Savings & Loan Association appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Columbia, South Carolina

September 22, 2025